UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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NaviSite, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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400 Minuteman Road
Andover, Massachusetts 01810

November 12, 2004

Dear NaviSite Stockholders:

      I am pleased to invite you to attend the 2004 Annual Meeting of Stockholders of NaviSite, Inc. to be held on Thursday, December 9, 2004 at 10:00 a.m., local time, at NaviSite’s offices, 400 Minuteman Road, Andover, Massachusetts 01810.

      Specific details regarding admission to the meeting and the business to be conducted at the Annual Meeting are included in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials, as well as the enclosed Annual Report to Stockholders for the fiscal year ended July 31, 2004. NaviSite’s Board of Directors recommends that you vote in favor of each of the director nominees and for each other proposal set forth in the Notice of Annual Meeting and Proxy Statement.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will ensure that your shares are represented and voted at the Annual Meeting by completing and returning the enclosed proxy card. If you do attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

      Thank you for your continued support.

Sincerely,

ARTHUR P. BECKER
Chief Executive Officer and President

NAVISITE, INC.

400 Minuteman Road
Andover, MA 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, December 9, 2004

To the Stockholders of NaviSite, Inc.:

      Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of NaviSite, Inc., a Delaware corporation (“NaviSite”), will be held on Thursday, December 9, 2004 at 10:00 a.m., local time, at NaviSite’s offices, 400 Minuteman Road, Andover, Massachusetts 01810, to consider and act upon the following matters:

(1) To elect six members of the Board of Directors of NaviSite (the “Board of Directors”) to serve for a one-year term;

(2) To ratify the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2005; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

      A copy of NaviSite’s Annual Report to Stockholders for the fiscal year ended July 31, 2004, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and Proxy Statement.

      Admission of stockholders to the Annual Meeting will be on a first-come, first-served basis, and picture identification will be required to enter the Annual Meeting. Each stockholder will be entitled to bring one guest to the Annual Meeting. An individual arriving without picture identification will not be admitted unless it can be verified that the individual is a NaviSite stockholder. Cameras, cellular phones, recording equipment and other electronic devices will not be permitted at the Annual Meeting. NaviSite reserves the right to inspect any persons or items prior to their admission to the Annual Meeting.

      Only stockholders of record as of the close of business on Friday, October 29, 2004 are entitled to notice of, and to vote at, the Annual Meeting. All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

KENNETH DRAKE
Secretary

Andover, Massachusetts

November 12, 2004

YOUR VOTE IS IMPORTANT.

          WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED RETURN ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PROXY STATEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Stock Performance Graph

NAVISITE, INC.

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on Thursday, December 9, 2004

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of NaviSite, Inc., a Delaware corporation (“NaviSite”), for use at NaviSite’s 2004 Annual Meeting of Stockholders, which will be held on Thursday, December 9, 2004 (the “Annual Meeting”) at 10:00 a.m., local time, at NaviSite’s offices, 400 Minuteman Road, Andover, Massachusetts 01810, and at any adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders (the “Notice of Annual Meeting”).

      The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and NaviSite’s Annual Report to Stockholders for the fiscal year ended July 31, 2004 (the “2004 Annual Report”) are being mailed to stockholders on or about November 15, 2004. NaviSite’s principal executive offices are located at 400 Minuteman Road, Andover, Massachusetts 01810 and its telephone number is (978) 682-8300.

Solicitation

      The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by NaviSite. NaviSite may engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of NaviSite’s Common Stock, $.01 par value per share (the “Common Stock”), held in their names. In addition to the solicitation of proxies by mail, NaviSite’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews. NaviSite will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

Record Date, Voting Securities and Votes Required

      Only holders of record of NaviSite Common Stock as of the close of business on Friday, October 29, 2004 (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof. On the Record Date, NaviSite had approximately 27,928,724 shares of Common Stock issued and outstanding and entitled to be voted. The holders of Common Stock are entitled to one vote for each share held as of the Record Date on any proposal presented at the Annual Meeting.

      A majority of the shares of Common Stock issued and outstanding and entitled to be voted at the Meeting will constitute a quorum at the Annual Meeting. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

      The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of NaviSite Common Stock present or represented by proxy and voting on the matter is required to ratify the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2005 (Proposal No. 2).

      Shares which abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter (“broker non-votes”) will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors (Proposal No. 1), which requires a plurality of the votes cast, or the ratification of the appointment of KPMG LLP as NaviSite’s independent registered public accounting firm (Proposal No. 2), which requires an affirmative vote of a majority of the shares of NaviSite Common Stock present or represented by proxy and voting on the matter.

      An automated system administered by NaviSite’s transfer agent tabulates the votes. The votes on each matter are tabulated separately.

      To vote by mail, complete, date and sign the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Proxies

Voting By Proxy

      Voting instructions are included on your proxy card. If you properly complete, sign and date your proxy card and return it to us (in the postage prepaid envelope provided) in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. If you sign and timely return your proxy card but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, your shares will be voted for each of such proposals and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, and the individuals named in the proxy card will have discretionary authority to vote upon any adjournment of the Annual Meeting.

Revoking Your Proxy

      You may revoke your proxy at any time before it is voted by:

•	Notifying NaviSite’s Secretary in writing at the principal executive offices of NaviSite located at 400 Minuteman Road, Andover, MA 01810, Attention: Secretary, before the Annual Meeting that you have revoked your proxy; or

•	By attending the Annual Meeting and voting in person at the Annual Meeting.

Voting in Person

      If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your “street name” shares held as of the Record Date.

Householding of Annual Meeting Materials

      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2004 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or telephone number: Investor Relations Department, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, telephone: (978) 682-8300. If you want to receive separate copies of the Proxy Statement or 2004 Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact NaviSite at the above address and telephone number.

Stock Split

      All share numbers and share prices provided in this Proxy Statement have been adjusted to reflect all stock splits effected prior to the Record Date, including the 1-for-15 reverse stock split of our Common Stock effected on January 7, 2003.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information as of September 30, 2004 (unless otherwise indicated), with respect to the beneficial ownership of NaviSite Common Stock by the following:

•	each person known by NaviSite to beneficially own more than 5% of the outstanding shares of NaviSite Common Stock;

•	each of NaviSite’s directors;

•	each of the Named Executive Officers (as defined below under the heading “Executive Compensation”);

•	one additional executive officer of NaviSite; and

•	all of the current executive officers and directors as a group.

      For purposes of the following table, beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, NaviSite believes that each person or entity named in the table has sole voting and investment power with respect to all shares of NaviSite Common Stock shown as beneficially owned by them (or shares such power with his or her spouse). Under such rules, shares of NaviSite Common Stock issuable under options that are currently exercisable or exercisable within 60 days after September 30, 2004 (“Presently Exercisable Options”) are deemed outstanding and are included in the number of shares beneficially owned by a person named in the table and are used to compute the percentage ownership of that person. These shares are not, however, deemed outstanding for computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810.

      The percentage ownership of NaviSite Common Stock of each person or entity named in the following table is based on 27,928,724 shares of NaviSite Common Stock outstanding as of September 30, 2004 plus any shares subject to Presently Exercisable Options held by such person.

	Amount and Nature of
	Beneficial Ownership

Name and Address of	Number		Percentage
Beneficial Owner	of Shares		of Class

5% Stockholders
Atlantic Investors, LLC	17,121,652	(1)	61.3%
20 East 66th Street
New York, NY 10021
Hewlett-Packard Financial Services Company	4,416,592	(2)	15.8%
420 Mountain Avenue
Murray Hill, NJ 07974
Waythere, Inc.(3)	3,000,000		10.7%
c/o BG Affiliates
One Beacon Street
Suite 1500
Boston, MA 02108
Directors and Named Executive Officers
Andrew Ruhan	—	(4)	*

	Amount and Nature of
	Beneficial Ownership

Name and Address of	Number		Percentage
Beneficial Owner	of Shares		of Class

Arthur P. Becker	446,400	(5)	1.6%
Gabriel Ruhan	233,333	(6)	*
Larry Schwartz	35,554	(6)	*
James Dennedy	39,721	(6)	*
Thomas R. Evans	18,055	(6)	*
James Pluntze	49,791	(6)(7)	*
Kenneth Drake	43,333	(6)	*
Other Executive Officers
John J. Gavin, Jr.	54,166	(8)	*
All current executive officers and director as a group	870,562	(9)	3.0%

*	Less than 1%.

(1)	Based on information provided by Atlantic Investors, LLC in a Form 4 dated July 28, 2004 filed with the Securities and Exchange Commission on July 30, 2004. Atlantic Investors, LLC is controlled by two managing members, Unicorn Worldwide Holdings Limited and Madison Technology LLC. Unicorn Worldwide Holdings Limited is jointly controlled by its Board members, Simon Cooper and Simon McNally. Mr. Becker is the managing member of Madison Technology LLC. Messrs. Cooper and McNally for Unicorn Worldwide Holdings Limited and Mr. Becker for Madison Technology LLC share voting and investment power over the securities held by Atlantic Investors, LLC. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC. Atlantic Investors, LLC has informed us that the 17,121,652 shares of our common stock it holds is currently its sole investment.

(2)	These shares are held of record by Hewlett-Packard Financial Services Company, a wholly owned subsidiary of Hewlett-Packard Company, a widely held publicly traded company. Hewlett-Packard Company and Hewlett-Packard Financial Services Company may each be deemed the beneficial owner of these shares.

(3)	Formerly known as Surebridge, Inc.

(4)	Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC and 426,134 shares of Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to all of which Mr. A. Ruhan disclaims beneficial ownership. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC.

(5)	Consists of 213,067 shares of Common Stock owned by Madison Technology LLC and 233,333 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC with respect to which Mr. Becker disclaims beneficial ownership. Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

(6)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options.

(7)	Served as NaviSite’s Chief Financial Officer until May 2004.

(8)	Consists of shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Mr. Gavin became our Chief Financial Officer on May 6, 2004.

(9)	Consists of 213,067 shares of Common Stock owned by Madison Technology LLC and 657,495 shares of Common Stock issuable upon the exercise of Presently Exercisable Options. Excludes 17,121,652 shares of Common Stock owned by Atlantic Investors, LLC with respect to which Messrs. A. Ruhan and Becker disclaim beneficial ownership, and 426,134 shares of Common Stock owned by Global Unicorn Worldwide Holdings S.A.R.L., a wholly owned subsidiary of Unicorn Worldwide Holdings Limited, with respect to which Mr. A. Ruhan disclaims beneficial ownership. Mr. A. Ruhan holds a 10% equity interest in Unicorn Worldwide Holdings Limited, a managing member of Atlantic Investors, LLC, and Mr. Becker is the managing member of Madison Technology LLC, a managing member of Atlantic Investors, LLC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Pursuant to NaviSite’s By-Laws, all of the directors are elected at each annual meeting of stockholders and hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal. The By-Laws further provide that the number of directors shall be determined from time to time by resolution of the Board of Directors or by the holders of shares representing a majority of the votes entitled to be cast by all stockholders in any annual election of directors.

      The Board of Directors currently has six members. The current members of the Board of Directors are Messrs. Andrew Ruhan, Arthur P. Becker, James Dennedy, Thomas R. Evans, Gabriel Ruhan and Larry Schwartz. Each director elected at the Annual Meeting will serve until his successor is elected and qualified, or until his earlier death, resignation or removal.

      The Board of Directors recommends that the six nominees named below be elected as directors of NaviSite. The persons named as proxies will vote to elect the six nominees named below as directors of NaviSite unless the proxy card is marked otherwise. Each nominee is presently serving as a director, has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If for any reason any nominee should become unable or unwilling to serve, the persons named as proxies may vote the proxy for the election of a substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

      Biographical and certain other information concerning NaviSite’s nominees for re-election to the Board of Directors, each of whom is presently serving as a director, is set forth below. Information with respect to the number of shares of NaviSite Common Stock beneficially owned by each director, as of September 30, 2004, appears above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” With the exception of Andrew Ruhan and Gabriel Ruhan, who are brothers, no director or executive officer is related by blood, marriage or adoption to any other director or executive officer.

Nominees for Election to the Board of Directors

      Andrew Ruhan, age 42, has served as Chairman of the Board of NaviSite since September 2002. Mr. Ruhan is also a Managing Director of Bridgehouse Capital, a London-based private equity investment advisory firm. Since 2000, Mr. Ruhan has served as Chief Executive Officer of ClearBlue Technologies, Inc., a managed service provider based in San Francisco, California (“CBT”). CBT is an affiliate of NaviSite. From 1998 to 2002, Mr. Ruhan was the co-founder and Chief Executive Officer of GlobalSwitch Group, a data center company in the United Kingdom.

      Arthur P. Becker, age 54, has served as a director of NaviSite since September 2002 and its Chief Executive Officer and President since February 2003. Since 2000, Mr. Becker has served as Vice Chairman and a director of CBT. Mr. Becker is also a co-founder of Atlantic Investors, LLC, a holder of approximately 61% of the outstanding shares of NaviSite Common Stock as of the Record Date. From 1999 to February 2003, Mr. Becker was a private investor and since 1999 he has been the Managing Member of Madison Technology LLC, an investment fund that is focused on technology and telecommunications companies, which is a managing member of Atlantic Investors, LLC.

      James Dennedy, age 39, has served as a director of NaviSite since January 2003. Since September 2003, Mr. Dennedy has been a Managing Partner of Mitchell-Wright, LLC, a technology buy-out and investment company. From August 2002 to September 2003, Mr. Dennedy was the President of Strategic Software Holdings, LLC, an investment firm making equity investments and buyouts on behalf of itself and its investors in the enterprise software industry. From March 2001 to March 2002, Mr. Dennedy served as President of divine Managed Services. From March 1999 to March 2001, Mr. Dennedy served as Senior Vice President, Venture Capital and Private Equity Group, at marchFirst, Inc., an IT services and systems integration company. From March 1997 to March 1999, Mr. Dennedy served as a Senior Manager of MCR Federal, Inc., a government systems and cost management consulting business.

      Thomas R. Evans, age 50, has served as a director of NaviSite since October 2003. Since June 2004, Mr. Evans has been the Chief Executive Officer and President of Bankrate, Inc., an Internet-based consumer banking marketplace. Mr. Evans also serves on the Board of Directors of Bankrate. From September 2002 to June 2004, Mr. Evans was a private investor and consultant. From August 1999 to August 2002, Mr. Evans served as Chairman of the Board and Chief Executive Officer for Official Payments Corp., an online payment service for government taxes and fees. From March 1998 to June 1999, Mr. Evans was the President and Chief Executive Officer of the website development and hosting community, GeoCities, Inc., which was acquired by Yahoo! Inc.

      Gabriel Ruhan, age 40, has served as a director of NaviSite since October 2002 and Chief Operating Officer since April 2003. From December 2002 until April 2003, Mr. Ruhan served as NaviSite’s Executive Vice President for Business Development. Mr. Ruhan is a director of CBT. From 1998 to 2002, Mr. Ruhan was Corporate Development Director of GlobalSwitch Group, a data center company in the United Kingdom.

      Larry Schwartz, age 41, has served as a director of NaviSite since May 2003. Since August 2004, Mr. Schwartz has served as the Chief Executive Officer of Bridgehouse Marine Limited, a company that acquires and manages companies providing marine services to the telecommunications and energy industries. In January 2004, Mr. Schwartz founded The Wenham Group, a private equity investment firm. From May 2000 to December 2003, Mr. Schwartz was the Senior Vice President and Chief Restructuring Officer for Genuity Inc., where Mr. Schwartz also served as a member of Genuity’s senior management committee. Prior to joining Genuity in 2000, Mr. Schwartz was a Partner with the law firm of Choate Hall & Stewart, where he specialized in mergers, acquisitions, buyouts and venture capital transactions involving communications and media companies.

The Board of Directors recommends a vote FOR the election of the above-named nominees as directors of NaviSite.

Board and Committee Meetings

      The Board of Directors held 14 meetings during the fiscal year ended July 31, 2004. During the period in which he served as a director of NaviSite, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which he served. NaviSite strongly encourages all directors to attend the annual meeting of stockholders. All members of the Board of Directors attended the 2003 Annual Meeting of Stockholders.

      The Board of Directors has designated two principal standing committees, an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). The current members of the Audit Committee and the Compensation Committee are identified in the following table:

Name	Audit Committee	Compensation Committee

James Dennedy	Chair	X
Thomas R. Evans	X	X
Larry Schwartz	X	Chair

Audit Committee

      The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning NaviSite’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, NaviSite’s independent registered public accounting firm and management. The Audit Committee discusses with management and NaviSite’s independent registered public accounting firm the financial information developed by NaviSite, NaviSite’s systems of internal controls and NaviSite’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining, and, where necessary, terminating the engagement of the independent registered public accounting firm who will audit the books of NaviSite. The independent registered public accounting firm meets with the Audit Committee (both with and without the presence of NaviSite’s management) to review and discuss various matters pertaining to the audit, including NaviSite’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by NaviSite. The Audit Committee preapproves all audit services to be provided to NaviSite, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to NaviSite by the independent auditor. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by NaviSite regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of NaviSite of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee. Each current member of the Audit Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the Nasdaq Association of Securities Dealers, Inc. During the last fiscal year, the Audit Committee held eight meetings.

Compensation Committee

      The Compensation Committee of the Board of Directors determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of NaviSite and reviews and makes recommendations to the Board of Directors with respect to director compensation. In addition, the Compensation Committee administers NaviSite’s stock incentive compensation and equity-based plans. The Board of Directors has adopted a written charter for the Compensation Committee. During the last fiscal year, the Compensation Committee held one meeting.

Nominating Committee

      We do not have a nominating committee. We are a “controlled company” as defined in the rules of the Nasdaq Stock Market because more than 50% of our voting stock is held by Atlantic Investors, LLC. Therefore, we are not subject to certain rules of the Nasdaq Stock Market, including those rules that would otherwise require us to have (i) a majority of independent directors on the Board; (ii) a nominating committee composed solely of independent directors; and (iii) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.

      The Board serves the function that would otherwise be provided by a separate nominating committee. Each member of the Board of Directors participates in the consideration of director nominees. Generally, the Board of Directors identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Board of Directors deems to be helpful to identify candidates. Once candidates have been identified, the Board of Directors confirms that the candidates meet the qualifications for director nominees established by the Board. The Board of Directors may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Board of Directors deems to be helpful in the evaluation process. The Board of Directors meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board.

      In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of NaviSite’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. NaviSite believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

      The Board of Directors will consider director candidates who are recommended by the stockholders of NaviSite. Such recommendation for nomination must be in writing and include the following:

•	Name and address of the stockholder making the recommendation;

•	Number of shares of NaviSite Common Stock that are owned beneficially and held of record by such stockholder;

•	Name and address of the individual recommended for consideration as a director nominee;

•	Principal occupation and experience of the director nominee;

•	Total number of shares of NaviSite Common Stock that will be voted for the director nominee by the stockholder making the recommendation; and

•	A written statement from the stockholder making the recommendation stating whether the director nominee has indicated his or her willingness to serve if elected and why such recommended candidate would be able to fulfill the duties of a director.

      Nominations must be sent to the attention of the Secretary of NaviSite by U.S. mail to NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810. The Secretary will then provide the nomination to the Board for consideration. Assuming that the required material has been provided on a timely basis, the Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications with the Board of Directors

      Stockholders may communicate with the Board of Directors by sending written communications to the Board of Directors or any individual member of the Board of Directors to the following address: Board of Directors, c/o Secretary, NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810. The Secretary will forward all such correspondence accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, personal grievances, matters as to which NaviSite tends to receive repetitive or duplicative communications, or patently offensive or otherwise inappropriate material.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee has selected KPMG LLP as NaviSite’s independent registered public accounting firm to audit NaviSite’s financial statements for the fiscal year ending July 31, 2005. KPMG LLP has audited the financial statements of NaviSite for each fiscal year since NaviSite’s inception. If the stockholders do not ratify the selection of KPMG LLP as NaviSite’s independent registered public accounting firm, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in NaviSite’s and its stockholders’ best interests. A representative of KPMG LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the selection of KPMG LLP as NaviSite’s independent registered public accounting firm for the fiscal year ending July 31, 2005.

ADDITIONAL INFORMATION

Management

      Officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding the current executive officers of NaviSite.

Name	Age	Position

Arthur P. Becker	54	Chief Executive Officer, President and Director
John J. Gavin, Jr.	48	Chief Financial Officer
Gabriel Ruhan	40	Chief Operating Officer and Director
Kenneth Drake	37	General Counsel and Secretary

      Arthur P. Becker has served as a member of our Board of Directors since September 2002 and has been our Chief Executive Officer and President since February 2003. Since 2000, Mr. Becker has served as Vice Chairman and a director of ClearBlue Technologies, Inc. Mr. Becker is also a co-founder of Atlantic Investors, LLC. From 1999 to February 2003, Mr. Becker was a private investor and since 1999 he has been the Managing Member of Madison Technology LLC, an investment fund that is focused on technology and telecommunications companies, which is a managing member of Atlantic Investors, LLC.

      John J. Gavin, Jr. has served as our Chief Financial Officer since May 2004. From January 2002 to April 2004, Mr. Gavin was a private investor. From February 2000 through December 2001, Mr. Gavin served as the Senior Vice President and Chief Financial Officer of Cambridge Technology Partners, which was acquired by Novell, Inc. Prior to his work at Cambridge Technology Partners, Mr. Gavin spent twelve years at Data General Corporation rising through the financial organization to Vice President and Chief Financial Officer. Mr. Gavin also spent ten years at Price Waterhouse LLP in various accounting and audit positions including serving as Senior Manager in charge of multi-national audits. Since October 2001, Mr. Gavin has served on the Board of Directors of Ascential Software Corporation, an enterprise software company providing data integration and management solutions. Mr. Gavin is a certified public accountant.

      Gabriel Ruhan has served as a member of our Board of Directors since October 2002 and has been our Chief Operating Officer since April 2003. From December 2002 until April 2003, Mr. Ruhan served as our Executive Vice President for Business Development. Mr. Ruhan is a director of ClearBlue Technologies, Inc. From 1998 to 2002, Mr. Ruhan was Corporate Development Director of GlobalSwitch Group, a data center company in the United Kingdom.

      Kenneth Drake has served as our General Counsel since September 2003 and as our Secretary since October 2003. From July 2001 to September 2003, Mr. Drake served as a senior corporate associate with the law firm of Heller Ehrman White and McAuliffe LLP. From March 2000 to November 2000, Mr. Drake served as General Counsel and Secretary of Phlair, Inc., an application software company. Mr. Drake served as a legal consultant from February 1999 to February 2000 and from January 2001 to June 2001. From September 1992 to January 1999, Mr. Drake served as a corporate associate with the law firm Sonnenschein Nath & Rosenthal.

Director Compensation

      The Board of Directors has adopted a policy (i) to grant to future independent directors upon initial election to the Board options to purchase 50,000 shares of NaviSite Common Stock and (ii) that any independent director be paid $7,500 per year, payable in quarterly installments. The initial option grant of 50,000 shares of NaviSite Common Stock will vest monthly over three years ( 1/36th of the number of shares vest monthly). Additionally, upon re-election to the Board of Directors, independent directors of the Board of Directors will be granted an annual option to purchase 15,000 shares of NaviSite Common Stock. The annual option grant of 15,000 shares vests monthly over a period of 12 months. The Chairperson of each of the Audit Committee and the Compensation Committee also will receive, upon re-election to the Board of Directors at each annual meeting of stockholders, an option to purchase 10,000 shares of NaviSite Common

Stock. This annual option grant of 10,000 shares of NaviSite Common Stock vests monthly over a period of 12 months.

      During the 2004 fiscal year, Messrs. A. Ruhan, G. Ruhan and Becker were not paid for service on the Board of Directors. In October 2004 Messrs. Dennedy, Evans and Schwartz each received $5,625 for service on the Board of Directors since December 9, 2003, of which approximately $4,700 was for service during the 2004 fiscal year. On December 9, 2003, each of Messrs. Dennedy and Schwartz was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $2.55 per share and an option to purchase 10,000 shares of Common Stock at an exercise price of $8.40 per share. On December 9, 2003, Mr. Evans was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $3.53 per share. On December 9, 2003, Messrs. G. Ruhan and Becker were each granted an option to purchase 60,000 shares of Common Stock at an exercise price of $2.55 per share, and on January 30, 2004, Messrs. G. Ruhan and Becker were each granted an option to purchase 400,000 shares of Common Stock at an exercise price of $5.41 per share.

      Apart from the arrangements discussed above, NaviSite does not pay any cash compensation to members of its Board of Directors for their services as members of the Board of Directors, although directors are reimbursed for their reasonable travel expenses incurred in connection with attending Board of Directors and committee meetings. Directors who are also NaviSite officers or employees are eligible to participate in the Amended and Restated 2003 Stock Incentive Plan.

      NaviSite and each member of the Board of Directors have entered into an indemnification agreement pursuant to which the directors will be indemnified by NaviSite, subject to certain limitations, for any liabilities incurred by the directors in connection with their role as directors of NaviSite.

Executive Compensation

Summary Compensation

      The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended July 31, 2004 and 2003 earned by each of (i) all individuals who served as the Chief Executive Officer during the fiscal year ended July 31, 2004, (ii) one former executive officer who would have been among the most highly compensated executive officers during fiscal year 2004 had he remained as an executive officer as of July 31, 2004, and (iii) two other executive officers who were serving as executive officers on July 31, 2004 whose total annual salary and bonuses for fiscal year 2004 exceeded $100,000 (collectively, the “Named Executive Officers”). None of the Named Executive Officers served with NaviSite prior to fiscal year 2003. Mr. Drake commenced employment with NaviSite in September 2003. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table

				Long-Term
				Compensation

				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options	Compensation ($)

Arthur P. Becker	2004	275,000	—	460,000	—
Chief Executive Officer and President	2003	121,635	—	40,000	—
Gabriel Ruhan	2004	250,000	—	460,000	40,799 (1)
Chief Operating Officer	2003	205,769	—	40,000
James Pluntze	2004	166,058	—	43,125	—
Former Chief Financial Officer	2003	48,075	4,850	40,000	—
Kenneth Drake	2004	155,769	—	80,000	—
General Counsel and Secretary

(1)	Amount represents housing expenses, including the rent for a residential real estate lease, and the taxes owed by Mr. G. Ruhan on such benefit.

Option Grants During the Fiscal Year Ended July 31, 2004

      The following table sets forth information regarding options to purchase NaviSite Common Stock granted to the Named Executive Officers during the fiscal year ended July 31, 2004. NaviSite has never granted any stock appreciation rights.

STOCK OPTION GRANTS IN THE FISCAL YEAR ENDED JULY 31, 2004

	Individual Grants

			Percent of			Potential Realizable
	Number of		Total			Value at Assumed
	Securities		Options	Exercise		Annual Rates of Stock
	Underlying		Granted to	Price		Price Appreciation for
	Options		Employees in	(Per		Option Term ($)(1)
	Granted		Fiscal Year	Share)	Expiration
Name	(#)		(%)	($)	Date	5%	10%

Arthur P. Becker	60,000	(2)	3.0	2.55	07/10/2013	651,451	1,103,377
	400,000	(3)	19.9	5.41	01/30/2014	1,360,928	3,448,859
Gabriel Ruhan	60,000	(2)	3.0	2.55	07/10/2013	651,451	1,103,377
	400,000	(3)	19.9	5.41	01/30/2014	1,360,928	3,448,859
James Pluntze	40,000	(4)	2.0	2.55	07/10/2013	434,301	735,584
	3,125	(5)	0.2	2.55	01/30/2014	19,570	35,882
Kenneth Drake	40,000	(6)	2.0	3.53	10/03/2013	88,769	224,941
	40,000	(7)	2.0	3.53	10/03/2013	401,229	715,183

(1)	Amounts reported in these columns represent hypothetical amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the underlying common stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect NaviSite’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the underlying common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the optionholder.

(2)	On December 9, 2003, this option was granted under the Amended and Restated 2003 Stock Incentive Plan. The option is exercisable as to 10,000 shares on July 10, 2004. Thereafter, the option vests and becomes excisable as to 2,084 shares on each monthly anniversary date of July 10, 2004 until fully vested on July 10, 2006.

(3)	On January 30, 2004, this option was granted under the Amended and Restated 2003 Stock Incentive Plan. The option is exercisable as to 100,000 shares on the date of grant. Thereafter, the option vests and becomes excisable in 36 equal monthly installments on each monthly anniversary date of the date of grant until fully vested on third anniversary of the date of grant.

(4)	On January 30, 2004, this option was granted under the Amended and Restated 2003 Stock Incentive Plan. The option is exercisable as to 1/24th the number of shares subject to the option on each monthly anniversary date of July 10, 2004 until fully vested on July 10, 2006.

(5)	Mr. Pluntze served as a member of the Board of Directors of NaviSite from January 27, 2003 through May 5, 2003. During this time, NaviSite did not have an existing stock option plan pursuant to which Mr. Pluntze was eligible to participate and receive a stock option grant. On December 9, 2003, the stockholders of NaviSite approved the Amended and Restated 2003 Stock Incentive Plan. On January 30, 2004, the Board of Directors determined to grant to Mr. Pluntze an option to purchase these shares under such plan at an exercise price of $2.55 per share, consistent with grants made to certain similarly situated directors on December 9, 2003.

(6)	On October 3, 2003, Mr. Drake was granted this option under the 1998 Equity Incentive Plan. The option was vested and exercisable as to 50% of the shares underlying the option on the date of grant. Thereafter, the option vested and became exercisable in 12 equal monthly installments on each monthly anniversary date of the date of grant until fully vested on October 3, 2004.

(7)	On December 9, 2003, Mr. Drake was granted this option under the Amended and Restated 2003 Stock Incentive Plan. This option is exercisable as to 1/24th number of shares underlying the option on each monthly anniversary date of September 8, 2004 until fully vested on September 8, 2006.

Options Exercised During Fiscal Year Ended July 31, 2004

      The following table sets forth the number of exercisable and unexercisable options to purchase NaviSite Common Stock held by the Named Executive Officers as of July 31, 2004. No stock options to purchase NaviSite Common Stock were exercised by any Named Executive Officer during the fiscal year ended July 31, 2004 and no such options were in-the-money as of July 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Number of Securities
	Underlying Unexercised
	Options at July 31, 2004

Name	Exercisable	Unexercisable

Arthur P. Becker	200,000	300,000
Gabriel Ruhan	200,000	300,000
James Pluntze	43,125	40,000
Kenneth Drake	35,000	45,000

Compensation Committee Report

      This report discusses the Compensation Committee’s compensation objectives and policies with respect to NaviSite’s executive officers. The report reviews the compensation of senior executive officers as a group for the last fiscal year and, specifically, the compensation of Arthur P. Becker, NaviSite’s Chief Executive Officer.

      Compensation Philosophy. NaviSite’s executive compensation program has three objectives: (i) to align the interests of its executive officers with the interests of NaviSite’s stockholders by basing a significant portion of an executive’s compensation on NaviSite’s performance; (ii) to attract and retain highly talented and productive executives; and (iii) to provide incentives for superior performance by NaviSite’s executives. To achieve these objectives, the Compensation Committee has crafted a program that consists of base salary, short-term incentive compensation in the form of a bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of NaviSite’s employees. The Compensation Committee has determined that, in light of NaviSite’s current cash position, awarding cash bonuses at this time is not appropriate.

      The Compensation Committee reviews NaviSite’s executive compensation program annually. In its review, the Compensation Committee assesses the competitiveness of NaviSite’s executive compensation program and reviews NaviSite’s performance for the previous fiscal year. In future years, the Compensation Committee will gauge the success of the compensation program in achieving its objectives in the previous year and will consider NaviSite’s overall performance objectives. Each element of NaviSite’s executive compensation program is discussed below.

      Benefits. The Compensation Committee believes that NaviSite must offer a competitive benefits program to attract and retain key executives. NaviSite provides the same medical and other benefits to its executive officers that are generally available to its other employees. Senior executives, along with all eligible employees of NaviSite, may also choose to participate in NaviSite’s 401(k) plan.

      Long-Term Incentive Compensation. The Compensation Committee believes that placing a portion of an executive’s total compensation in the form of stock options achieves three objectives: (i) it aligns the interest of NaviSite’s executives directly with those of NaviSite’s stockholders; (ii) it gives executives a significant long-term interest in NaviSite’s success; and (iii) it helps NaviSite retain key executives. In determining the number and terms of options to grant an executive, the Compensation Committee will primarily consider subjectively the executive’s past performance and the degree to which an incentive for long-term performance would benefit NaviSite.

      Compensation of the Chief Executive Officer. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with NaviSite’s general policies concerning executive compensation and is appropriate in light of NaviSite’s financial objectives and performance. Awards of intermediate and long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive awards.

      Mr. Becker has served as a director of NaviSite since September 2002 and became its Chief Executive Officer and President in February 2003. Mr. Becker’s base salary for the last fiscal year was $275,000. In December 2003, Mr. Becker also received an option to acquire 60,000 shares of NaviSite Common Stock at an exercise price of $2.55 per share, and in January 2004, Mr. Becker received an option to acquire 400,000 shares of NaviSite Common Stock at an exercise price of $5.41 per share. Mr. Becker’s compensation was designed to align his interests with those of NaviSite’s stockholders by tying the value of the stock option award and his eligibility for periodic cash bonuses to the success of his efforts towards building NaviSite’s management team, business and infrastructure and improving the operating and financial performance of NaviSite. The Compensation Committee believes that Mr. Becker’s compensation has been consistent with the Compensation Committee’s compensation philosophy.

      Policy on Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a federal income tax deduction to public companies for certain compensation over $1,000,000 paid to a company’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and intends to structure NaviSite’s stock option grants and certain other equity-based awards in a manner that is intended to avoid disallowances under Section 162(m) of the

Code unless the Compensation Committee believes that such compliance would not be in the best interest of NaviSite or its stockholders.

COMPENSATION COMMITTEE

Larry Schwartz, Chairman
James Dennedy
Thomas R. Evans

Independent Registered Public Accounting Firm Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NaviSite’s annual financial statements for fiscal years ended July 31, 2003 and 2004, and fees billed for other services rendered by KPMG LLP.

	2003	2004

Audit Fees(1)	$771,178	$1,172,976
Audit-Related Fees(2)	45,205	10,197

Audit and Audit-Related Fees	816,383	1,183,173
Tax Fees(3)	100,790	55,000
All Other Fees(4)	—	—

Total Fees	$917,173	$1,238,173

(1)	Audit fees consisted principally of fees for the audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and quarterly reviews of the consolidated financial statements. The audit fee for both fiscal years also includes the fees for the audit and reviews of entities acquired within the fiscal years, the audit of purchase accounting and opening balance sheets and the consents included in NaviSite’s SEC filings. Fiscal year 2004 also includes fees for the review of, and consents included, within Navisite’s registration statement on Form S-2.

(2)	Audit-related fees consisted principally of fees for accounting consultation on proposed transactions.

(3)	Tax fees consisted principally of fees for tax compliance, tax planning and tax advice.

(4)	All other fees include all other non-audit services. No such services were provided during fiscal year 2003 and fiscal year 2004.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

      The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

      The Board of Directors has determined that James Dennedy is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Audit Committee Report

      The Audit Committee of the Board of Directors has reviewed and discussed NaviSite’s audited financial statements for fiscal year 2004 with NaviSite’s management. The Audit Committee has discussed with KPMG, NaviSite’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to NaviSite is compatible with maintaining KPMG’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NaviSite’s Annual Report on Form 10-K for fiscal year 2004.

AUDIT COMMITTEE

James Dennedy, Chairman
Larry Schwartz
Thomas R. Evans

      The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of NaviSite’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Certain Relationships and Related Transactions

Atlantic Investors, LLC and affiliates

•	On August 8, 2003, we completed the acquisition of certain assets and the assumption of certain liabilities of ClearBlue Technologies, Inc. (“CBT”) pursuant to a Stock and Asset Acquisition Agreement (the “CBT Agreement”). We acquired all outstanding shares of six (6) wholly owned subsidiaries of CBT with data centers located in Chicago, Las Vegas, Los Angeles, Milwaukee, Oakbrook and Vienna. In addition, we assumed the revenue and expense, as of the date of acquisition, of four (4) additional wholly owned subsidiaries of CBT with data centers located in Dallas, New York, San Francisco and Santa Clara (collectively the “Four Subsidiaries” or the “Deferred Entities”). Ownership of these subsidiaries was to be automatically transferred, under certain conditions, to NaviSite for no additional consideration in February 2004 (the CBT Agreement was amended in February 2004, as described below). On February 6, 2004, we entered into an amendment to the CBT Agreement (the “Amendment”) by and among NaviSite, CBT and certain of CBT’s wholly owned subsidiaries. The Amendment amended the CBT Agreement dated August 8, 2003 to extend the date by which we are able to cause the transfer to us of the Deferred Entities, from February 8, 2004 to anytime on or prior to August 8, 2005 (the “Transfer Date”), under certain conditions and for no additional consideration. In consideration for such Amendment, we agreed to operate and manage the Deferred Entities in a manner consistent with the CBT Agreement. On April 14, 2004, pursuant to the Amendment, NaviSite exercised its right to acquire from CBT all of the outstanding shares of the Deferred Entities, for no additional consideration.

•	On January 29, 2003, we entered into a $10.0 million Loan and Security Agreement (the “Atlantic Loan”) with Atlantic Investors, LLC. The Atlantic Loan bears an interest rate of 8% per annum. Interest is payable upon demand or, at Atlantic’s option, interest may be added to the outstanding balance due to Atlantic by NaviSite. Atlantic may make demand for payment of amounts in excess of the minimum Atlantic Loan amount of $2.0 million (the “Minimum Loan Amount”), with 60 days notice. Atlantic can demand payment of the Minimum Loan Amount with 90 days notice. Under the Atlantic Loan agreement, we can require Atlantic to loan us (1) up to $2.0 million to repay an amount due from CBTM to Unicorn, a related party to NaviSite and Atlantic; (2) $1.0 million for costs associated with our acquisition of Avasta; and (3) up to $500,000 for the post-acquisition working capital needs of Avasta. Atlantic, at its sole and absolute discretion, may advance other amounts to us such that the aggregate amount borrowed by NaviSite does not exceed the maximum loan amount, defined as the lesser of $10.0 million or 65% of our consolidated accounts receivables. The Atlantic Loan is secured by all of our receivables and is subordinated to the borrowings from Silicon Valley Bank. On January 16, 2004, the Atlantic Loan was amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following, January 16, 2004, to be due on or before the earlier of (i) August 1, 2004 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which we receive gross proceeds of $13.0 million. On July 13, 2004, the Atlantic Loan was further amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following, July 13, 2004, to be due on or before the earlier of (i) November 1, 2004 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which we receive net proceeds of $13.0 million after satisfying the mandatory prepayment obligation under those certain promissory notes due to Surebridge, Inc. On October 12, 2004, the Atlantic Loan was further amended to extend any and all Credit Advances under the Atlantic Loan made prior to, or following, October 12, 2004, to be due on or before the earlier of (i) February 1, 2005 or (ii) five (5) business days following the closing of a financing transaction or disposition pursuant to which we receive net proceeds of $13.0 million after satisfying the mandatory prepayment obligation under those certain promissory notes due to Waythere, Inc. (formerly Surebridge, Inc.).

     Hewlett-Packard Financial Services Company and Affiliates

      In connection with our acquisition of CBTM, we assumed CBTM’s equipment lease pursuant to which CBTM had leased hardware and software from HPFS. Pursuant to the assumed equipment lease, we are required to make monthly payments to HPFS through May 2007, following which we will own the leased items. In connection with our acquisition of Surebridge, we assumed Surebridge’s equipment lease pursuant to which Surebridge had leased hardware and software from HPFS. Pursuant to the assumed equipment lease, we are required to make monthly payments to HPFS through May 2007, following which we will own the leased items. As of July 31, 2004, the aggregate balance outstanding under the assumed leases was approximately $4.2 million.

      In August 2003, HPFS and CBT entered into a transaction agreement under which HPFS exchanged all of the remaining shares of CBT common stock it owned for 2,115,957 shares of our common stock owned by CBT, and HPFS assumed a portion of a promissory note payable to Atlantic Investors made by CBT in the amount of approximately $4.5 million. Upon completion of this transaction, the promissory note issued by Atlantic Investors to HPFS was offset against the promissory note assumed by HPFS to Atlantic Investors. A single new promissory note was issued by HPFS to Atlantic Investors in the principal amount of approximately $3.6 million.

      Pursuant to a services agreement between NaviSite and HPFS, during fiscal 2004 HPFS provided technology support services to NaviSite for which NaviSite paid approximately $1.8 million. The services agreement expires in December 2004.

      During fiscal 2004, Hewlett-Packard Company provided relocation services to NaviSite in connection with the acquisition of Surebridge, Inc. by NaviSite, for which NaviSite paid approximately $200,000.

     Surebridge, Inc.

      On June 10, 2004, NaviSite completed the acquisition of substantially all of the assets and liabilities of Surebridge, Inc., a privately held provider of managed application services for mid-market companies. Under the terms of the Asset Purchase Agreement, NaviSite acquired substantially all of the assets and liabilities of Surebridge in exchange for two promissory notes in the aggregate principal amount of approximately $39.3 million and three million shares of NaviSite common stock (the “Fixed Shares”).

      The promissory notes issued by NaviSite to Surebridge (now known as Waythere, Inc.) consist of a Primary Note and an Escrow Note (collectively, the “Notes”). The Primary Note is in the principal amount of approximately $32.5 million. The Escrow Note is in the principal amount of approximately $6.8 million and has been deposited into escrow for the purpose of satisfying indemnification claims by NaviSite pursuant to the Asset Purchase Agreement. The Notes accrue interest on the unpaid balance at an annual rate of 10%, however no interest shall accrue on any principal paid within nine months of the closing. The Notes shall be paid in full no later than the second anniversary of the closing. In the event that NaviSite realizes net proceeds in excess of $1 million from certain equity or debt financings or sales of assets, NaviSite is obligated to use a significant portion of the proceeds to make payments on the Notes.

      The outstanding principal and accrued interest of the Notes shall be convertible into shares of NaviSite Common Stock (the “Conversion Shares”) at the election of the holder (i) at any time following the first anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $20 million, (ii) at any time following the 18-month anniversary of the closing if the aggregate principal outstanding under the Notes at such time is greater than or equal to $10 million, (iii) at any time following the second anniversary of the closing, and (iv) at any time following an event of default thereunder. The conversion price of each of the Notes is $4.642.

      For a period of one year following the closing of the acquisition, Surebridge shall not sell, transfer, assign, convey, encumber, gift, distribute or otherwise dispose of the Fixed Shares, the Conversion Shares or the Notes; provided, however, if NaviSite does not make certain payments under the Notes or otherwise suffers an event of default thereunder, Surebridge may sell the Conversion Shares at any time thereafter. The Fixed Shares and the Conversion Shares shall have certain demand and piggyback registration rights pursuant to a Registration Rights Agreement entered into by and between NaviSite and Surebridge.

      On May 6, 2004, Atlantic Investors, LLC, the majority stockholder of NaviSite, delivered to NaviSite an executed written consent of stockholders approving, among other things, the issuance of the Fixed Shares and the Conversion Shares. Under federal law governing the taking of stockholder action by written consent, the written consent will be deemed effective 20 days after the mailing of an information statement to stockholders of NaviSite pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended. NaviSite has not yet mailed the information statement to its stockholders, and the written consent, therefore, has not yet become effective.

Stock Performance Graph

      The following graph compares the cumulative total return to stockholders of NaviSite Common Stock for the period from October 22, 1999, the date NaviSite Common Stock was first traded on The Nasdaq National Market, through July 31, 2004, with the cumulative total return over the same period of (i) the Nasdaq Composite Index and (ii) a peer group index of publicly traded companies that provide similar services to those of NaviSite (the “Peer Group Index”). The graph assumes the investment of $100 in NaviSite Common Stock (at the closing price on the date of NaviSite’s initial public offering) and in each of such indices (and the reinvestment of all dividends, if any) on October 22, 1999. The performance shown is not necessarily indicative of future performance.

Comparison of Cumulative Total Return

Assumes Initial Investment of $100
October 22, 1999 Through July 31, 2004

		Nasdaq
Measurement Period		Composite	Peer Group
(Fiscal Year Covered)	NaviSite, Inc.	Index	Index(1)

October 22, 1999	$100.00	$100.00	$100.00
July 31, 2000	$234.30	$143.06	$93.93
July 31, 2001	$4.33	$77.20	$80.16
July 31, 2002	$0.69	$50.76	$46.63
July 31, 2003	$1.14	$66.63	$48.21
July 31, 2004	$0.78	$72.83	$51.49

(1)	The Peer Group Index is a modified-capitalization weighted index of stocks selected by NaviSite that represents the following publicly traded companies: International Business Machines Corporation, Electronic Data Systems Corporation, Computer Sciences Corporation, Level 3 Communications, Inc., Qwest Communications International Inc., divine, inc., AT&T Corp., Akamai Technologies, Inc., Corio, Inc. and SBC Communications Inc.

      Notwithstanding anything to the contrary set forth in any of NaviSite’s filings under the Securities Act or the Exchange Act that might incorporate other filings with the SEC, including this Proxy Statement, in whole or in part, the Compensation Committee Report and the Stock Performance Graph shall not be deemed incorporated by reference into any such filings.

Employment Agreements and Severance and Change of Control Arrangements

Arthur Becker

      We entered into an employment agreement with Arthur P. Becker as of February 21, 2003, pursuant to which he is employed as NaviSite’s Chief Executive Officer and President. His agreement is for a continuous term, but subject to the provisions described below, may be terminated by either party at any time. Pursuant to this agreement, Mr. Becker is entitled to receive:

•	a base salary, currently $275,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually);

•	an annual bonus upon NaviSite’s achievement of various financial and/or other goals established by the Board; and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

      If Mr. Becker’s employment is terminated (i) by reason of death or disability, (ii) by NaviSite with cause or (iii) due to his voluntary resignation, then he will receive no additional salary or benefits other than what has accrued through the date of termination.

      If Mr. Becker’s employment is terminated without cause and he signs a general release of known and unknown claims in a form satisfactory to NaviSite, Mr. Becker will receive severance payments at his final base salary rate, less applicable withholding, until the earlier of (i) six months after the date of his termination without cause, or (ii) the date on which he first commences other employment.

      Mr. Becker and NaviSite have also entered into an indemnification agreement pursuant to which he will be indemnified by NaviSite, subject to certain limitations, for any liabilities incurred by him in connection with his role as a director and officer of NaviSite.

John J. Gavin, Jr.

      On May 6, 2004, Mr. Gavin and NaviSite entered into an employment agreement pursuant to which Mr. Gavin is employed as NaviSite’s Chief Financial Officer. Mr. Gavin’s agreement is for a continuous term, but subject to the provisions described below, may be terminated by either party at any time. Pursuant to this agreement, Mr. Gavin is entitled to receive:

•	a base salary, currently $250,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually); and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

      If Mr. Gavin’s employment is terminated (i) by reason of death or disability, (ii) by NaviSite with Cause (as defined) or (iii) due to his voluntary resignation without Good Reason (as defined), then he will receive no additional salary or benefits other than what has accrued through the date of termination.

      If Mr. Gavin’s employment is terminated by NaviSite without Cause or by Mr. Gavin with Good Reason, and he signs a general release of known and unknown claims in a form satisfactory to NaviSite, Mr. Gavin will receive severance payments at his final base salary rate, less applicable withholding, and continuation of medical benefits until the earlier of (i) six or twelve months after the date of his termination (depending on the reason, date of severance and amount of time served with NaviSite) and (ii) the date on which Mr. Gavin commences other employment.

Kenneth Drake

      We entered into an employment agreement with Kenneth Drake as of July 15, 2003, pursuant to which he is employed as NaviSite’s General Counsel. Pursuant to this agreement, Mr. Drake is entitled to receive:

•	a base salary, currently $180,000 per year, which is reviewed by our Board of Directors annually (but no more frequently than annually); and

•	fringe benefits, including stock options and health insurance and other benefits available to our employees.

      Mr. Drake is also eligible for an annual discretionary bonus based in part upon NaviSite’s achievement of various goals set by Mr. Drake and NaviSite’s President and Chief Executive Officer.

      If Mr. Drake’s employment is terminated (i) by reason of death or disability, (ii) by NaviSite with Cause (as defined) or (iii) due to his voluntary resignation without Good Reason (as defined), then he will receive no additional salary or benefits other than what has accrued through the date of termination.

      If Mr. Drake’s employment is terminated by NaviSite without Cause or by Mr. Drake with Good Reason, and he signs a general release of known and unknown claims in a form satisfactory to NaviSite, Mr. Drake will receive severance payments at his final base salary rate, less applicable withholding, and continuation of medical benefits until six months after the date of his termination.

James Pluntze

      We entered an employment agreement and a severance agreement with James Pluntze as of March 25, 2003, pursuant to which he was employed as NaviSite’s VP of Finance and Acting CFO. Mr. Pluntze served as NaviSite’s Chief Financial Officer until May 5, 2004, at which point he assumed the role of Senior Vice President of Finance and Mr. Gavin assumed the role of Chief Financial Officer. Pursuant to Mr. Pluntze’s employment agreement, Mr. Pluntze was entitled to receive a base salary of $140,000 per year.

      Pursuant to Mr. Pluntze’s severance agreement, in the event Mr. Pluntze’s employment is terminated (i) by NaviSite for a reason other than for Cause (as defined) or (ii) by Mr. Pluntze for Good Reason (as defined), then Mr. Pluntze shall be eligible for severance pay equal to six (6) months’ base wages, less applicable taxes and withholding.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires NaviSite’s directors, executive officers and persons who own more than 10% of a registered class of NaviSite’s equity securities (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely upon review of copies of such reports, or other written representations from Reporting Persons, NaviSite believes that, during the fiscal year ended July 31, 2004, all Reporting Persons complied with all applicable requirements of Section 16(a) of the Exchange Act.

Annual Report on Form 10-K

      Concurrently with this Proxy Statement, NaviSite is sending a copy of its 2004 Annual Report on Form 10-K without exhibits to all of its stockholders of record as of October 29, 2004. The 2004 Annual Report contains NaviSite’s audited consolidated financial statements for the fiscal year ended July 31, 2004.

      A copy of NaviSite’s Annual Report on Form 10-K (with all exhibits) for the fiscal year ended July 31, 2004 filed with the SEC may be accessed from the SEC’s website (www.sec.gov) or may be obtained without charge upon written request to NaviSite, Inc., 400 Minuteman Road, Andover, Massachusetts 01810, Attention: Investor Relations.

Other Matters

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. Discretionary authority for them to do so is contained in the enclosed proxy card.

      An adjournment of the Annual Meeting may be made from time to time by the chairman of the Annual Meeting or by approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists. In their discretion, the proxies named in the proxy card are authorized to vote upon any adjournment of the Annual Meeting. However, no proxies voted against Proposal No. 2 will be voted in favor of adjournment of the Annual Meeting for the purpose of soliciting additional proxies with respect to any such proposal.

Stockholder Proposals

      Proposals of stockholders intended to be presented in NaviSite’s proxy statement and form of proxy for the 2005 Annual Meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”), must be received by NaviSite no later than July 18, 2005 in order to be included in NaviSite’s proxy statement and form of proxy relating to that meeting.

      Under the By-Laws, proposals of stockholders intended to be submitted for a formal vote at NaviSite’s 2005 Annual Meeting of Stockholders (other than proposals intended to be included in NaviSite’s proxy statement and form of proxy in accordance with Rule 14a-8) may be made only by a stockholder of record who has given notice of the proposal to the Secretary of NaviSite at its principal executive offices no earlier than September 16, 2005 and no later than October 1, 2005.

By order of the Board of Directors,

KENNETH DRAKE
Secretary

November 12, 2004

APPENDIX I

PROXY
NAVISITE, INC.
400 MINUTEMAN ROAD
ANDOVER, MA 01810

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Arthur P. Becker, John J. Gavin, Jr. and Kenneth Drake, and each of them singly, with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of NaviSite, Inc. (“NaviSite”) held of record by the undersigned on October 29, 2004 at the Annual Meeting of Stockholders to be held on December 9, 2004 and any adjournments thereof. None of the following proposals are conditioned upon the approval of any other proposal.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

NAVISITE, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Dear Stockholder:

     Please take note of the important information enclosed with this proxy. There are a number of issues related to the operation of NaviSite that require your immediate attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage-paid envelope.

     Thank you in advance for your prompt consideration of these matters.

     ☑ Please mark votes as in this example.

     A vote FOR the director nominees (Proposal No. 1) and FOR Proposal Number 2 is recommended by the Board of Directors.

1.	Election of	(01) Andrew Ruhan,	FOR ALL	WITHHELD FROM
	Directors	(02) Arthur P. Becker,	NOMINEES	ALL NOMINEES
	Nominees:	(03) Gabriel Ruhan,	☐	☐
(04) James Dennedy,
(05) Larry Schwartz, and
(06) Thomas R. Evans

☐
For all nominees except as noted above

2.	Ratification of the selection of KPMG LLP as independent registered public accounting firm for the fiscal year ending July 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.	MARK HERE FOR ADDRESS CHANGE OR COMMENTS AND NOTE ON REVERSE. ☐

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

Signature:	Date:

Signature:	Date: